EXHIBIT (j)(2)
Consent of Independent Registered Public Accounting Firm
The Board of Trustees of the BB&T Funds:
We consent to the use of our reports dated November 26, 2008, with respect to the financial statements of the Sterling Capital Small Cap Value Fund and the BB&T Funds, as of September 30, 2008, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.
/s/ KPMG LLP
New York, New York
January 27, 2009